UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 14, 2005

Wells-Gardner Electronics Corporation

(Exact Name of Registrant as Specified in its Charter)

ILLINOIS (State or Other Jurisdiction of	1-8250 (Commission	36-1944630 (I.R.S. Employer
incorporation)	File Number)	Identification No.)

9500 West 55th Street, Suite A, McCook, Illinois		60525-3605
Address of Principal Executive Offices		Zip Code

Registrant’s telephone number, including area code: (708) 290-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) James F. Brace has been appointed Vice President of Finance, Chief Financial Officer, Treasurer and Secretary with Wells-Gardner Corporation (the “Company”) effective June 14, 2005. Mr. Brace most recently served as Chief Information Officer of United Components Inc. of Evansville, Indiana, a leading producer of automotive after market and OEM items, since August 2004. Prior to August 2004, Mr. Brace served as Executive Vice President and Chief Financial Officer of Knowles Electronic Holdings of Itasca, Illinois, a leading producer and marketer of microphones, speakers and controls. Previously Mr. Brace held chief financial officer positions with various other entities from 1983 to 2000. Mr. Brace is 59 years old and is a licensed CPA. He earned a MBA from the University of Chicago in 1972 and an AB from Princeton University in 1967.

On June 13, 2005 Wells-Gardner Corporation issued a press release announcing that the Company hired Mr. Brace as the company’s new Vice President of Finance, Chief Financial Officer, Treasurer and Secretary. A copy of the press release, which is incorporated herein by reference, is attached to this Current Report on Form 8-K as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1 Press release dated June 13, 2005 regarding hiring Mr. Brace as the Company’s Vice President of Finance, Chief Financial Officer, Treasurer and Secretary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS-GARDNER ELECTRONICS CORPORATION
Dated: June 14, 2005	By:	/s/ ANTHONY SPIER
Anthony Spier
Chairman and Chief Executive Officer

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